Exhibit 99.1

Contact:

Investors	News Media
Maggie Flynn	John Stevens
(617)369 8577	(617)867 1451
mflynn@digitas.com	jstevens@digitas.com

DIGITAS REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

•	2004 fee revenue grows 20% year over year

•	2004 GAAP EPS up 63% year over year

•	2004 Adjusted Cash EPS up 47% year over year

Boston, January 27, 2005—Digitas Inc. (Nasdaq: DTAS) today reported results for the fourth quarter and full year ending December 31, 2004, in line with management’s previously announced expectations.

Fourth Quarter Results of Operations

Digitas reported fee revenue for the fourth quarter of 2004 of $71.0 million, compared with $53.4 million for the fourth quarter of 2003. Total revenue, including reimbursable pass-through expenses, was $105.4 million for the fourth quarter of 2004, compared to $82.2 million for the fourth quarter of 2003. The company reported net income of $7.7 million, or $0.08 per share, for the fourth quarter of 2004, as compared to net income of $8.1 million, or $0.11 per share, in the prior-year period. The fourth quarter of 2003 included a $4.1 million reversal of a restructuring accrual. Adjusted cash earnings1 were $8.7 million, or $0.09 per share, for the fourth quarter of 2004, as compared to adjusted cash earnings of $5.9 million, or $0.08 per share, for the fourth quarter of 2003. The company’s cash and short-term investments balance at December 31, 2004, was $177.5 million, as compared to $102.4 million at September 30, 2004. The company also reported that it repurchased 1.1 million shares of its common stock, at an average price of $8.56 per share, during the fourth quarter of 2004.

David Kenny, Chairman and Chief Executive Officer at Digitas Inc., said: “We are proud of the company’s progress in the quarter and over the year. Completing the first acquisition in our history, we remained undistracted—integrating Modem Media, while growing revenue, margins and cash flow.”

800 Boylston Street
Boston, Massachusetts 02199
Tel 617 867 1000 Fax 617 867 1111

Full Year 2004 Results of Operations

For the year ended December 31, 2004, Digitas reported fee revenue of $251.6 million, compared with $209.5 million for the prior year. Total revenue, including reimbursable pass-through expenses, was $382.0 million for the year 2004, as compared to $311.8 million for the prior year. The company reported net income of $30.9 million, or $0.39 per share, for the year 2004, as compared to net income of $16.9 million, or $0.24 per share, for the prior year. Adjusted cash earnings1 were $35.1 million, or $0.44 per share, for the year 2004, as compared to adjusted cash earnings of $20.9 million, or $0.30 per share, for the prior year.

Guidance

Digitas said it anticipates fee revenue of $77 million–$81 million for the first quarter of 2005. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.09–$0.11 in the first quarter of 2005. In addition, Digitas expects adjusted cash earnings2 of $0.10–$0.12 per share for the first quarter of 2005.

For the full year 2005, the company anticipates fee revenue of $320 million–$340 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.36–$0.44, and adjusted cash earnings2 per share of $0.45–$0.53.

Brian Roberts, newly appointed Chief Financial Officer of Digitas Inc., said: “As Digitas scales through the Modem Media acquisition and growth from existing clients, we continue to expect to see significant leverage in our model. We have always expected earnings to grow faster than revenue, and the progress that we have made scaling our business will allow this leverage to continue.”

Digitas will discuss its fourth quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call is available for review at http://investor.digitas.com under the FAQ section. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 and request conference ID 3351711. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, http://investor.digitas.com.

About Digitas

Digitas Inc. (Nasdaq: DTAS) is among the world’s largest marketing services organizations and is the parent company of two of the industry’s most successful digital and direct marketing agencies: Modem Media and Digitas LLC. Digitas Inc. agencies offer strategic and marketing services that drive measurable acquisition, cross-sell, loyalty, affinity and customer care engines across digital and direct media for world-leading marketers. The Digitas Inc. family has long-term relationships with such clients as American Express, AOL, AT&T, Delta Air Lines, General Motors, IBM, Kraft Foods, Michelin and Unilever. Founded in 1980, Digitas Inc. and its two agencies: Modem Media, with offices in London, Norwalk, and San Francisco; and, Digitas with offices in Boston, Chicago, and New York, employ more than 1,500 professionals.

800 Boylston Street
Boston, Massachusetts 02199
Tel 617 867 1000 Fax 617 867 1111

[1]	The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended		Full Year Ended
(in thousands, except per share data)	12/31/04	12/31/03	12/31/04	12/31/03
GAAP earnings(loss)	$7,747	$8,117	$30,922	$16,859
Amortization of intangible assets	760	177	1,289	706
Stock-based compensation	201	1,716	1,635	7,451
Net restructuring expenses (income)	—	(4,109)	1,220	(4,109)
Total of adjustments	$961	$(2,216)	$4,144	$4,048
Adjusted cash earnings	$8,708	$5,901	$35,066	$20,907
Weighted average shares outstanding used in adjusted cash earnings per share calculation	92,249	71,940	79,091	69,234
Adjusted cash earnings per share	$0.09	$0.08	$0.44	$0.30

[2]	The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share:

	3 Months Ended 3/31/05		12 Months Ended 12/31/05
	Low End	High End	Low End	High End
GAAP earnings	$0.09	$0.11	$0.36	$0.44
Amortization of intangible assets	0.01	0.01	0.03	0.03
Stock-based compensation	*	*	0.06	0.06
Total of adjustments	$0.01	$0.01	$0.09	$0.09
Adjusted cash earnings	$0.10	$0.12	$0.45	$0.53

*	Less than $0.01 per share.

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects, including anticipated benefits from the continued scaling of the Modem Media acquisition. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the first quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

800 Boylston Street
Boston, Massachusetts 02199
Tel 617 867 1000 Fax 617 867 1111

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Fee revenue	$71,001	$53,428	$251,585	$209,470
Pass-through revenue	34,439	28,742	130,447	102,343

Total revenue	105,440	82,170	382,032	311,813

Operating expenses:
Professional services costs	40,726	31,229	144,195	122,752
Pass-through expenses	34,439	28,742	130,447	102,343
Selling, general and administrative expenses	22,226	16,296	73,289	65,755
Net restructuring expenses (income)	—	(4,109)	1,220	(4,109)
Stock-based compensation	201	1,716	1,635	7,451
Amortization of intangible assets	760	177	1,289	706

Total operating expenses	98,352	74,051	352,075	294,898

Income (loss) from operations	7,088	8,119	29,957	16,915

Other income (expense):
Interest income	732	155	1,439	692
Interest expense	(157)	(131)	(562)	(549)
Other miscellaneous income	43	2	321	18

Income (loss) before provision for income taxes	7,706	8,145	31,155	17,076
Provision for income taxes	(41)	28	233	217

Net income (loss)	$7,747	$8,117	$30,922	$16,859

Net income (loss) per share
Basic	$0.09	$0.13	$0.44	$0.28
Diluted	$0.08	$0.11	$0.39	$0.24

Weighted-average common shares outstanding
Basic	83,428	62,102	69,737	60,754
Diluted	92,249	71,940	79,091	69,234

800 Boylston Street
Boston, Massachusetts 02199
Tel 617 867 1000 Fax 617 867 1111

DIGITAS INC.

BALANCE SHEET

(dollars in thousands)

	December 31, 2004	December 31, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$130,546	$53,843
Short-term investments	46,999	19,800
Accounts receivable, net of allowance for doubtful accounts of $1,053 and $962 at December 31, 2004 and 2003, respectively	48,830	32,860
Accounts receivable, unbilled	9,772	6,851
Prepaid expenses and other current assets	8,052	6,763

Total current assets	244,199	120,117
Fixed assets, net	22,325	17,990
Goodwill, net	215,508	98,130
Other intangible assets, net	34,117	705
Other assets	5,328	3,579

Total assets	$521,477	$240,521

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,028	$8,698
Current portion of long-term debt	363	281
Billings in excess of cost and estimated earnings on uncompleted contracts	48,829	20,564
Accrued expenses	11,864	7,386
Accrued compensation	23,810	19,410
Accrued restructuring	14,707	9,056

Total current liabilities	113,600	65,395
Long-term debt, less current portion	219	282
Accrued restructuring, long-term	19,272	20,252
Other long-term liabilities	4,703	175

Total liabilities	137,794	86,104

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at December 31, 2004 and 2003	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 86,710,197 and 62,809,518 shares issued and outstanding at December 31, 2004 and 2003, respectively	867	628

Additional paid-in capital	533,095	336,294

Accumulated deficit	(149,861)	(180,783)
Cumulative foreign currency translation adjustment	208	(28)
Deferred compensation	(626)	(1,694)

Total shareholders’ equity	383,683	154,417

Total liabilities and shareholders’ equity	$521,477	$240,521

800 Boylston Street
Boston, Massachusetts 02199
Tel 617 867 1000 Fax 617 867 1111